Project Kernel Analysis at Various Prices Source: FactSet as of July 31, 2023 EBITDA based on GPP Financial Projections GPRE Initial Proposal GPRE Revised Proposal GPP Initial Counter GPP Revised Counter Exhibit (c)(10)